Ex. 10.4

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of September 5, 2019, with an effective date of January 1, 2019 by and between Summer Energy Holdings, Inc., a Nevada corporation (“Employer”), and Neil Leibman (“Employee”).

RECITALS

A. Employer and Employee are parties to that certain Employment Agreement dated as of January 1, 2017, as amended by a First Amendment to Employment Agreement dated as of October 20, 2017 (the “Employment Agreement”).  Unless otherwise indicated, all capitalized terms herein shall have the meanings assigned to them in the Employment Agreement.

B.Pursuant to Section 9 of the Employment Agreement, Employer and Employee desire to amend the Employment Agreement pursuant to the terms and conditions of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and conditions set forth herein, and for other good and valuable consideration, Employer and Employee hereby agree as follows:

1.Section 1(a) of the Employment Agreement is hereby amended by deleting such section in its entirety and replacing it as follows:

Term.  Subject to the terms and conditions of this Agreement, Employer agrees to employ Employee, and Employee agrees to be employed by Employer, for a term of two (2) years, commencing on January 1, 2019.

2.At such time as approved by the Company’s board of directors due to a vacancy in the office of President, Exhibit A to the Employment Agreement is hereby amended by deleting the third line “Position:” in its entirety and replacing it as follows:

Position: President and Chief Executive Officer

3.Exhibit A to the Employment Agreement is hereby amended by deleting the first and second bullet points in section 5 thereof in their entirety and replacing them as follows:

oEmployee shall be granted an option to purchase up to 150,000 shares of Employer’s common stock (the “Common Stock”) which option vests as follows: (i) as to the first 75,000 shares of Common Stock, on January 1, 2020 and, (ii) as to the second 75,000 shares of Common Stock, on December 31, 2020, with an exercise price equal to $1.50 per share, unless the price per share of Common Stock as reported on the OTC Markets on the date such option is granted is greater than $1.50, in which case the exercise price shall be equal to the price per share quoted on the OTC Markets on the date such option is granted, all pursuant and subject to the terms of a Stock Option Grant Agreement by and between Employer and Employee.

oBeginning on and measured from October 1, 2019, and continuing through the term of this Agreement, Employee will be granted a fully-vested option to purchase 15,000 shares of Employer’s Common Stock each calendar quarter, provided Employers’ (including subsidiaries and affiliates) average quarterly commercial sales volume exceeds 22,500,000 KWh for such quarter and Employer’s performance for said

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quarter results in positive EBIT.  Provided such metrics were met for a particular quarter, Employer will grant said options as promptly as possible following the end of such fiscal quarter with an exercise price equal to the greater of (i) the fair market value of a share of Common Stock on the date of grant, and (ii) $2.50 per share.   Such option will be granted pursuant to the terms and conditions of a Stock Option Grant Agreement.   If sufficient shares are available, the options will be granted pursuant to Employer’s then-current stock option and stock award plan.  If Employer’s then-current stock option and stock award plan does not contain sufficient shares in order to satisfy such grant, the options will be granted independent of, and not pursuant to, a stock option and stock award plan.  Upon the occurrence of a Change of Control (as defined in this Agreement, as amended), unless otherwise agreed to by the parties, the incentive compensation described in this paragraph shall terminate.

4.Exhibit A to the Employment Agreement is hereby amended by adding the following states to the definition of “Restricted Territory” as described therein, excluding work with Horizon Power & Light, LLC and Pinnacle Power, LLC:

Ohio

Illinois

Pennsylvania

New Hampshire

Massachusetts

Connecticut

Rhode Island

5.All other provisions of the Employment Agreement shall remain in full force and effect.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Employment Agreement as of the date set forth above.

EMPLOYER:EMPLOYEE:

SUMMER ENERGY HOLDINGS, INC.

a Nevada corporation/s/ Neil Leibman

Neil Leibman

By: /s/ Jaleea George

Name: Jaleea George

Title: Secretary and Chief Financial Officer

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